EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement pertaining to PDG Environmental, Inc. 1990 Stock Option Plan for Non-Employee Directors on Form S-8 of our report dated April 7, 2006 relating to our audit of the consolidated financial statements of PDG Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2006.
/s/ Malin Bergquist & Company, LLP
Pittsburgh, Pennsylvania
April 26, 2006